EXHIBIT 99.01

          CONTACT:
          Tim Carroll
          Vice President, Investor Relations
          The Hillhaven Corporation
          (206)  502-3914

          HILLHAVEN REPORTS RECORD FIRST QUARTER OPERATING RESULTS


          TACOMA, Washington (September 22, 1995) -- The Hillhaven Corporation (NYSE:HIL) announced today record operating results for its first quarter ended August 31, 1995. Earnings per share, excluding nonrecurring items, were up 28% in the first quarter on record revenues.

          Net income, excluding nonrecurring items, grew to $15,722,000 or $.37 per share during the first quarter, up from $12,038,000 or $.29 per share in the year-earlier period. Reported net income was $9,648,000, or $.22 per share as compared to $11,916,000, or $.29 per share, in the prior year. Fiscal 1996 results included merger costs in the amount of $9,518,000 related to the acquisition of Nationwide Care, Inc.

          "We are extremely pleased that our strategy of focusing on high quality subacute medical and rehabilitative services continues to produce excellent results, both for our patients and our shareholders," said Bruce L. Busby, Hillhaven's Chairman and Chief Executive Officer. "During the quarter, the mix of more profitable private and Medicare revenues continued to improve as our subacute care services are increasingly recognized as a lower cost, quality health care alternative by a growing number of insurance companies and HMO's."

          All Aspects of Business Strong
          The Company posted record net operating revenues for the first quarter, increasing 9% over the prior year to $449,064,000. Nursing center revenues increased 11% to $392,908,000 and retirement housing revenues rose 22% to $11,627,000. Pharmacy revenues, as expected, declined 9% to $44,529,000 due to the divestiture of lower margin retail business last year.

          Subacute care revenues continue to show significant growth, increasing 29% to $122,634,000 in the first quarter. Subacute care programs now represent 32% of all patient care revenues and account for over 70% of admissions to Hillhaven's nursing centers. Adding pharmacy sales and Alzheimer's care services, total revenues from specialty services increased 17% to $185,589,000 for the quarter and represent 41% of net operating revenues.

          Merger Activity Proceeding
          Also during the quarter, Hillhaven completed the acquisition of Nationwide Care, Inc., an operator of long term and subacute care centers in Indiana, Ohio, and Florida for five million new shares of Hillhaven common stock.

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          On April 24th, Hillhaven and Vencor, Inc. (NYSE:VC) announced the
          signing   of  a definitive  merger agreement  under which  Vencor
          would acquire  Hillhaven.   Hillhaven  said  that the  merger  is
          progressing as planned, and that all regulatory reviews have been completed. On September 27, 1995, both Hillhaven and Vencor will hold special meetings of their respective shareholders to vote on the merger.

          The Hillhaven Corporation is one of the nation's largest diversified health care providers. Hillhaven operates 389 nursing centers, retirement housing communities and pharmacy outlets in 36 states. Hillhaven offers an extensive array of quality health care services including subacute care, inpatient and outpatient rehabilitation, orthopedic and stroke recovery programs, post-operative care, long term nursing care, specialized care for Alzheimer's disease, hospice care, pharmacy services and retirement and assisted living services.



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

          THE HILLHAVEN CORPORATION - QUARTERLY FINANCIAL UPDATE
          CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
          (In thousands, except per share information)

                                                         Three Months Ended
                                                             August 31,
                                                        1995     1994<F1>
                                                  -----------    --------
          Net operating revenues                  $   449,064    $413,202

          General and administrative                  388,596<F2>   354,293
          Interest                                     12,775      13,579
          Depreciation and amortization                15,893      14,811
          Rent                                         15,058      15,672
                                                  -----------    --------

          Total expenses                              432,322     398,355
                                                  -----------    --------

          Income from operations                       16,742      14,847
          Interest income                               3,477       3,403
                                                  -----------    --------

          Income before income taxes
            and extraordinary charge                   20,219      18,250
          Income tax expense                            8,183       6,212
                                                  -----------    --------

          Income before extraordinary charge           12,036      12,038

          Extraordinary charge - early
          extinguishment of debt, net of
          income taxes                                 (2,388)<F3>    (122)
                                                  ------------   ---------
          Net income                                   $9,648     $11,916
                                                  ============   =========

          Net income per common share:
            Primary                                      $.23        $.30
            Fully diluted                                 .22         .29

          Net income per share, before
          extraordinary charge and
          acquisition costs:
            Primary                                      $.41        $.31
            Fully diluted                                 .37         .29

          Weighted average common shares and
            equivalents outstanding:
            Primary                                    33,956      33,635
            Fully diluted                              41,818      41,694

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
          <F1>     Amounts for  periods  prior to  June 1,  1995 have  been
          restated to reflect the acquisition in June 1995 of Nationwide Care, Inc. The transaction was accounted for as a pooling of interests.

          <F2>  General and administrative expenses include merger costs in the amount of $5.6 million related to the acquisition of Nationwide Care, Inc.

          <F3>    Includes pretax  charges in  the  amount of  $3.9 million
          related to the acquisition of Nationwide Care, Inc.

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

          THE HILLHAVEN CORPORATION - QUARTERLY FINANCIAL UPDATE - Page 2
          SELECTED FINANCIAL DATA AND OPERATING STATISTICS
          (Dollars In thousands)

                                                  Three Months Ended
                                                  August 31,
                                             1995                1994<F1>
          Net operating revenues:
            Nursing centers
              Long term care                  $   270,274        $259,751
              Subacute medical and
              rehabilitation                      122,634          95,108
                                             ------------        --------
                                                  392,908         354,859
            Pharmacies                             44,529          48,843
            Retirement housing                     11,627           9,500
                                              $   449,064        $413,202
                                             ============        ========

          Operating income before property
            related expenses: <F2> <F3>
            Nursing centers                   $    49,540         $48,033
            Pharmacies                              6,950           7,866
            Retirement housing                      3,978           3,010
                                             ------------        --------

                                              $    60,468         $58,909
                                             ============        ========

          Nursing centers owned/leased
            and operated at end of period             295             295
          Number of licensed beds                  37,412          37,419

          Nursing centers managed
           on behalf of others                         16              16
          Pharmacy outlets at end of period            55              61
          Retirement housing communities
           at end of period                            23              23

          <F1>     Amounts  for periods  prior to  June  1, 1995  have been
          restated to reflect the acquisition in June 1995 of Nationwide Care, Inc. The transaction was accounted for as a pooling of interests.

          <F2>  General and administrative expenses include merger costs in the amount of $5.6 million related to the acquisition of Nationwide Care, Inc.

          <F3>     Property-related   expenses  include   depreciation  and
          amortization, interest and rent.

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